Exhibit 99.2

STATEMENT UNDER OATH OF PRINCIPAL FINANCIAL OFFICER REGARDING  FACTS AND CIRCUMSTANCES RELATING TO EXCHANGE ACT FILINGS

I, Glenda Flanagan, Chief Financial Officer, state and attest that:

(1)	To the best of my knowledge, based upon a review of the covered reports of Whole Foods Market, Inc., and, except as corrected or supplemented in a subsequent covered report:

•
no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

•
no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such a report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2)	I have reviewed the contents of this statement with the Company’s audit committee.

(3)	In this statement under oath, each of the following, if filed on or before the date of this statement, is a “covered report”:

•	Whole Foods Market, Inc.’s fiscal year 2001 Annual Report on Form 10-K filed with the Commission on December 20, 2001;

•
All reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Whole Foods Market, Inc. filed with the Commission subsequent to the filing of the Form 10-K identified above; and

•	Any amendments to any of the foregoing.

/s/ GLENDA FLANAGAN	Subscribed and sworn to
Glenda Flanagan	before me this 16th day of
August, 2002.
Date: August 16, 2002
/s/ Julie Merrill
Notary Public

My Commission Expires:

May 12, 2004